First Federal of Northern Michigan Bancorp, Inc. 10-K

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company’s 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 27, 2015 relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2014 which appear in this Form 10-K of First Federal of Northern Michigan Bancorp, Inc. for the year ended December 31, 2014.

Plante & Moran, PLLC

Auburn Hills, Michigan
March 27, 2015